UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2004, Huttig Building Products, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Credit Agreement, effective December 3, 2004, amending the credit agreement among the Company, LaSalle Bank National Association, as administrative agent, and the lenders party thereto (the “Amendment”). The Amendment accommodates the Company’s sale of assets to Builder Resource Supply Corporation, which sale is disclosed in “Item 2.01 Completion of Acquisition or Disposition” of this Current Report on Form 8-K. The Amendment also accommodates the Company’s sale of certain receivables, as well as the Company’s proposed acquisition of substantially all of the assets of Texas Wholesale Building Materials, Inc., which intention was previously disclosed on our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2004.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed on our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2004, on November 9, 2004, Huttig Building Products, Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Agreement”) with Builder Resource Supply Corporation, a newly formed Maryland corporation (the “Buyer”). Pursuant to the Agreement, the Buyer was to purchase all goods, wares, and merchandise as well as all inventory and fixed assets located at the Company’s leased facility, in Hanover, Maryland. The information set forth in our Current Report on Form 8-K filed November 15, 2004 is incorporated by reference as if fully set forth herein.

On December 6, 2004, we completed the sale as contemplated in the Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided above in response to Items 1.01 and 2.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: December 9, 2004	/s/ THOMAS S. McHUGH
Thomas S. McHugh
Vice President – Finance and Chief Financial Officer